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                                                                    EXHIBIT 3.1c

                          CERTIFICATE OF INCORPORATION
                                       OF
                           DICKIE WALKER MARINE, INC.


         FIRST: The name of this Corporation is DICKIE WALKER MARINE, INC.

         SECOND: The Corporation shall have perpetual existence.

         THIRD: Its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, in New Castle County, and the name of its registered agent at such address is The Corporation Trust Company.

         FOURTH: The nature of the business of this Corporation and the objects and purposes thereof proposed to be transacted and promoted are to: conduct, engage in, and carry on all lawful business for which corporations may be organized pursuant to the Delaware General Corporation law; to have and exercise all powers, privileges, and immunities now or hereafter conferred upon or permitted to corporations by the laws of the State of Delaware; and to do any and all things incidental to the same extent as natural persons could do insofar as permitted by the laws of the State of Delaware, this Certificate of Incorporation, or the Bylaws of this Corporation.

         FIFTH: The total authorized capital which the Corporation shall have authority to issue is Fifty Two Million (52,000,000) shares, divided into classes designated as follows: (1) Fifty Million (50,000,000) shares of common stock, $.001 par value per share, and Two Million (2,000,000) shares of preferred stock, $.001 par value per share.

         The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each class of stock of the Corporation shall be as follows:

         Common Stock: Each share of Common Stock shall be equal to each other share of Common Stock, and when issued, shall be fully-paid and non-assessable. Subject to any preferential rights of the holders of Preferred Stock, the holders of Common Stock of the Corporation shall each be entitled to share in any dividends of the Corporation ratably, if, as and when declared by the Board of Directors. Each holder of record of Common Stock shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock. Any and all shares of Common Stock may be issued for such consideration as determined from time to time by the Board of Directors.

         Preferred Stock: Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. All shares of Preferred Stock shall be of equal rank and shall be identical, except as fixed by the Board of Directors for each series as provided herein. All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, shall be cumulative.



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         The Board of Directors is hereby authorized, by resolution to provide, out of the unissued shares of Preferred Stock, not allocated to any series of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and determine, and is hereby expressly authorized and empowered to fix and determine, by resolution, the powers, designations, preferences and relative participation rights and the qualifications, limitations or restrictions thereof, if any, and the Board of Directors is expressly authorized and empowered to fix and determine any and all of the following provisions of the shares of such series:

         (1) the designation of such series and the number of shares which shall constitute such series;

         (2) the annual dividend rate, if any, payable on shares of such series, expressed in a dollar amount per share, and the date or dates from which such dividends shall commence to accrue and shall be cumulative;

         (3) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

         (4) the amounts payable upon shares of such series, in the event of the voluntary or involuntary liquidation, distribution of assets (other than payment of dividends), dissolution, or winding up of the affairs of the Corporation;

         (5) the sinking funds or mandatory redemption provisions, if any, for the redemption or purchase of shares of such series;

         (6) the extent of the voting powers, if any, of the shares of such series;

         (7) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation or any class or classes thereof; and

         (8) any other preferences and relative participation rights, optional or other special rights, of shares of such series.

         SIXTH: The name and address of the incorporator is: Cynthia R. Smith, Esq. Gorsuch Kirgis LLP, Tower I, 1515 Arapahoe Street, Suite 1000, Denver, Colorado 80202.

         SEVENTH: The name and address of the persons who are to serve as the directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

                  Gerald W. Montiel
                  1414 S. Tremont Street
                  Oceanside, CA 92054

                  Julia Sargent
                  1414 S. Tremont Street
                  Oceanside, CA 92054

                  James R. Smith
                  1333 East County Road 58
                  Ft. Collins, CO 80524



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                  Brian Kaminer
                  10 Hobart Street
                  Bronxville, NY 10708

                  Norman Lefkovits
                  41700 Pacific Coast Highway
                  Malibu, CA 90265

                  Brent Robinson
                  4150 Mission Blvd.
                  San Diego, CA 92109

         EIGHTH: Cumulative voting shall not be allowed in the election of directors.

         NINTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as may be otherwise provided in the Delaware General Corporation Law.

         The number of directors shall be fixed by the Bylaws of the Corporation, and such number may be increased or decreased in the manner provided in the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Each director shall hold office until his successor is elected and qualified or until his earliest resignation or removal.

         The Board of Directors shall have authority to impose reasonable restrictions on the transfer of the Corporation's shares, provided such restrictions are noted conspicuously on the stock certificates representing the shares. Unless such restrictions are so noted, the restrictions shall be ineffective except against a person with actual knowledge of the restrictions. The shares are also subject to any restriction imposed by law, including particularly restrictions imposed by federal or state securities laws, irrespective of whether the restrictions are noted on the stock certificates.

         Except as granted by the Board of Directors by contract, stockholders shall not have the preemptive right to subscribe to any or all additional issues of stock of the Corporation of any or all classes or series thereof, or to any securities convertible into such stock.

         TENTH: In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

         (a) To adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and



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         (b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

         ELEVENTH: Meetings of stockholders and Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholder of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

         TWELFTH: Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.

         Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time with or without cause, but only by the affirmative vote of a majority of the holders of the voting power the then outstanding voting stock, voting together as a single class.

         Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or any other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

         THIRTEENTH: The following provision is inserted as notice of the specific intent of the Corporation concerning the management of the business and the conduct of affairs of the Corporation, and the same is in furtherance of, and not in limitation or exclusion of, the powers conferred by the laws of the State of Delaware.



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         (a)(1) Liability: No director of the Corporation shall be liable to the
Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after this Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         (2) Any repeal or modification of the foregoing subparagraph (a) (1) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         (b) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an



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employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (b) or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, and to a person who is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, with the same scope and effect as the foregoing indemnification of directors and officers.

         FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         FIFTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



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         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, does make, file and record this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of January, 2002.


                                       /s/ CYNTHIA R. SMITH
                                       -----------------------------------------
                                       Cynthia R. Smith
                                       Gorsuch Kirgis LLP
                                       Tower I
                                       1515 Arapahoe Street, Suite 1000
                                       Denver, Colorado 80202



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